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                                                                    Exhibit 10.4
January 28, 2000


Creative Web Solutions, Inc.
4265 San Felipe, Suite 800
Houston, Texas  77027
Attention:  Mr. Brad Tashenberg



Dear Mr. Tashenberg:

  On behalf of Fullcomm, Inc. ("Fullcomm"), I am pleased to provide you with this binding Letter of Intent stating Creative Web Solutions, Inc. ("CWS") and Fullcomm's intent to enter into good faith negotiations to agree upon and memorialize the terms and conditions of an agreement for a master distribution arrangement ("Definitive Agreement"). All references to Fullcomm and CWS may be referred to in this Letter of Intent individually as a "party" and together as the "parties".

  1.  Certain Terms and Conditions of Definitive Agreement.  The Definitive
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Agreement will set out the parties' respective rights, duties and obligations in connection with CWS exclusively distributing various Fullcomm software and hardware products ("Products"), as specified in Attachment A, which may be
                                                ------------
amended from time to time, and upon its execution shall supersede this Letter of Intent. The Definitive Agreement shall include the grant from Fullcomm to CWS to be Fullcomm's exclusive distributor in the United States and other territories agreed upon by the parties. CWS shall have the right to distribute the Products to companies for use of the Products for secure and compress transmission of digital data, voice or other applications over telecommunication, extranet, internet and intranet business systems, excluding the use of the Products for audio distribution, video distribution, copyrighted work publishing, secured teleconferencing and video conferencing systems. The parties will agree to (i) yearly minimum royalties for each country that CWS has distribution rights in; and (ii) a marketing plan for the distribution of the Products in the said territories. The execution of the Definitive Agreement is subject to the satisfactory completion, as determined by each party in its sole reasonable discretion, of negotiation of mutually acceptable terms and conditions in the Definitive Agreement.

  2.   Pilot Program.  During the term of this Letter of Intent, Fullcomm shall
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provide CWS with a reasonable number of alpha versions of various types of
Products in the timelines specified in Attachment A.  The Products will be
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provided under a separate Beta Test Agreement or other type of agreement and both parties' liabilities, restrictions, uses and other relevant information shall be governed by such agreement. Also, during the term of this Letter of Intent, the parties agree to meet monthly via teleconference or in person to discuss the status of the Products, business plans and other relevant matters.

  3.  Disclosure.  CWS and Fullcomm shall each (a) hold the Confidential
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Information (as defined below) of the other in trust and confidence and neither disclose nor release the Confidential Information of the other to any person or entity, and (b) not use the Confidential Information of the other for any purpose whatsoever except for the purposes evaluating whether

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to enter into the Definitive Agreement. The standard of care imposed on each party pursuant to this paragraph shall be the same degree of care as it uses to avoid the unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than a reasonable degree of care. Each party shall disclose the Confidential Information of the other only to those of its employees having a need to know such Confidential Information and shall take all reasonable precautions to ensure that its employees comply with the provisions of this paragraph. The term "Confidential Information" shall mean any and all information (in every form and media) not generally known in the relevant trade or industry and which has been or is hereafter disclosed by either party to the other in connection with the efforts contemplated hereunder including, without limitation, (a) all trade secrets, (b) information relating to existing or contemplated Products, services, designs, technology, processes, technical data, engineering, methodologies and concepts, and (c) information relating to business plans, sales or marketing methods and customer lists or requirements. The obligations of either party under this paragraph will not apply to information that the receiving party can establish (i) was in its possession at the time of disclosure and without restriction as to confidentiality, (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by the receiving party, (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the receiving party, (iv) is independently developed by the receiving party without regard to the Confidential Information of the other party, or (v) is legally required to be disclosed (but only to the extent of such legal requirement).

  4.  Fees and Expenses.  Each party will bear its own costs and expenses with
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respect to this Letter of Intent and the negotiation and preparation of the
Definitive Agreement, including fees of its respective counsel, consultants and accountants.

  5.  Relationship.  The parties are independent contractors, and this Letter of
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Intent will not be construed as constituting either party as partner, joint venturer or fiduciary of the other or to create any other form of legal association that would impose liability on one party for the act or failure to act of the other or as providing either party with the right, power or authority (express or implied) to create any duty or obligation of the other.

  6.  Restriction.  During the term of this Letter of Intent, neither party (for
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the purposes of this Paragraph 6, "contracting party") will negotiate with or enter into a relationship with a third party, for such third party to provide similar services as the other party with whom contracting party is attempting to enter into a Definitive Agreement.

  7.  Termination.  In the event that the parties are unable to agree prior to
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January 31, 2001 on the terms and conditions of the Definitive Agreement and execute such Definitive Agreement, either party may terminate this Letter of Intent by providing the other party with written notice of such termination at the address of such party set forth herein. Neither party shall have any liability to the other party for terminating this Letter of Intent, pursuant to the foregoing, so long as the party who terminates this Letter of Intent used good faith during negotiations. Paragraphs 3, 4 and 5 shall survive termination of this Letter of Intent.

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  8. Good Faith Dispute Resolution Procedures.   If a disagreement under this
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Letter of Intent arises between the parties, prior to sending a formal demand letter from counsel or filing a lawsuit, the parties will seek in good faith to resolve the dispute by agreement. Agreement will not be considered unachievable until the matter has been turned over to an executive officer of each party respectively and they are unable to resolve the matter. Unreasonable delay on the part of an officer to attend to a dispute will indicate that agreement is unachievable. Agreement between the parties in a dispute may include disposition of the matter, agreement to submit the dispute to arbitration or agreement upon a conciliatory method.

     9.  Arbitration.  Any controversy or claim arising out of or relating to
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this Letter of Intent, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by three (3) arbitrators. Each party shall appoint one arbitrator who shall be independent and impartial. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The three (3) arbitrators appointed shall constitute the arbitral tribunal. Should any of the arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in the home office city of the party against whom arbitration is brought. Judgment
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upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, LOST PROFITS OR OTHER SPECIAL DAMAGES, EVEN IF THEY HAVE BEEN APPRISED OF THE LIKELIHOOD OF SAME.

  10. Purchase Opportunity. If during the term of this Agreement, CWS directly introduces Fullcomm to a third party or parties who subsequently acquires all, but not less than all, of Fullcomm's issued and outstanding capital stock within one (1) year of such introduction, Fullcomm will pay to CWS a mutually agreeable fee from the total purchase price paid by such third party, such amount to be paid upon closing of such transaction. The preceding sentence in no way obligates CWS to commence a search for such third party, nor obligates Fullcomm to accept any such offer or present such offer to its Board of Directors or stockholders nor changes the relationship of the parties in this Agreement. Fullcomm covenants to include in such transaction an assignment of all rights and title to the intellectual property rights in the Products, to which Fullcomm has the right to assign.

  11.  Change of Control.  Other than a change of control under Section 10
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above, Fullcomm shall be granted a minimum four year, renewable exclusive distributorship for the Products in the market identified in Section 1 unless CWS receives a mutually agreeable fee for its relinquishment of such right or as otherwise specified in the terms of the Definitive Agreement.

     12.  Other.  This Letter of Intent (a) will be governed by the substantive
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laws of the State of New Jersey without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction, (b) may not be assigned by either party without the prior written consent of the other,
(c) may not be changed or modified orally or through a course of dealing, but only by a written amendment or revision signed by the parties and (d) together with any attachments

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hereto (each of which is incorporated into this Letter of Intent by this reference), constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding any previous or contemporaneous representations, understandings or agreements with respect to such subject matter.

  Please execute two copies of this Letter of Intent in the space provided below to evidence your agreement to the terms and conditions set forth above and return one fully executed copy to Fullcomm at your earliest convenience.

  We are looking forward to finalizing the Definitive Agreement and working with CWS.

                                      Very truly yours,

                                      FULLCOMM, INC.

                                      By:
                                         -----------------------------------
                                      Title:
                                            --------------------------------
                                      Date:
                                           ---------------------------------

Accepted and Agreed To:

CREATIVE WEB SOLUTIONS, INC.



By:  Brad Tashenberg
Title:Chairman
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Date: January 28, 2000
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                                  Attachment A

                               [TO BE NEGOTIATED]

     (needs to include all subsequent and replacement versions and models)







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